Exhibit 5.2

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

October 1, 2025

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

BofA Finance LLC

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Ladies and Gentlemen:

Bank of America Corporation, a Delaware corporation (“BAC”), and BofA Finance LLC, a Delaware limited liability company (“BofA Finance”), are filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities: (i)(a) BAC’s Senior Medium-Term Notes, Series P (the “BAC Notes”); (b) guarantees of the BofA Finance Notes (as defined below) by BAC (the “Note Guarantees”); (c) guarantees of the BofA Finance Warrants (as defined below) by BAC (the “Warrant Guarantees” and, together with the Note Guarantees, the “Guarantees”)); (ii) BofA Finance’s Senior Medium-Term Notes, Series A (the “BofA Finance Notes”), which will be fully and unconditionally guaranteed by BAC; and (iii) BofA Finance’s Warrants, Series B (the “BofA Finance Warrants” and, together with the BAC Notes, the BofA Finance Notes, the Note Guarantees and the Warrant Guarantees, the “Program Securities”), which will be fully and unconditionally guaranteed by BAC. The BAC Notes will be issued from time to time pursuant to an Indenture dated as of June 27, 2018 between BAC, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Note Trustee”) (as supplemented or amended from time to time, the “BAC Indenture”).The BofA Finance Notes will be issued from time to time pursuant to an Indenture dated as of August 23, 2016 among BofA Finance, as issuer, BAC, as guarantor, and the Note Trustee, as trustee, as supplemented by a First Supplemental Indenture dated as of December 30, 2019 (as so supplemented, and as further supplemented or amended from time to time, the “BofA Finance Indenture” and, together with the BAC Indenture, the “Indentures”). The Warrants will be issued from time to time pursuant to a Warrant Agreement to be entered into among BofA Finance, as issuer, BAC, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as warrant agent (the “Warrant Agent”) (as supplemented or amended from time to time, the “Warrant Agreement”).

The Indentures and the form of the Warrant Agreement are filed or incorporated by reference as exhibits to the Registration Statement.

We, as your special products counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of BAC or BofA Finance that we reviewed were and are accurate and (vii) all representations made by BAC or BofA Finance as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.

When the specific terms of a particular series of BAC Notes have been duly authorized and established in accordance with the BAC Indenture; and (x) in the case of BAC Notes represented by a master global note that has been duly authorized, executed and authenticated in accordance with the BAC Indenture, when (i) such BAC Notes have been duly issued in accordance with the BAC Indenture, (ii) the Note Trustee and/or a duly appointed agent has made, in accordance with the instructions of BAC, the appropriate entries or notations on Schedule 1 to the master global note that represents such BAC Notes identifying such BAC Notes as supplemental obligations thereunder and (iii) such BAC Notes have been delivered in accordance with the applicable underwriting or other distribution agreement against payment therefor; or (y) in the case of BAC Notes represented by a global note, when such BAC Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the BAC Indenture and the applicable underwriting or other distribution agreement against payment therefor, then, in each case, such BAC Notes will constitute valid and binding obligations of BAC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law, (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of such BAC Notes to the extent determined to constitute unearned interest.

2.

When the specific terms of a particular series of BofA Finance Notes and the related Note Guarantees have been duly authorized and established in accordance with the BofA Finance Indenture; and (x) in the case of BofA Finance Notes represented by a master global note that has been duly authorized, executed and authenticated in accordance with the BofA Finance Indenture, when (i) such BofA Finance Notes and the related Note Guarantees have been duly issued in accordance with the BofA Finance Indenture, (ii) the Note Trustee and/or a duly appointed agent has made, in accordance with the instructions of BofA Finance, the appropriate entries or notations on Schedule 1 to the master global note that represents such BofA Finance Notes identifying such BofA Finance Notes as supplemental obligations thereunder and (iii) such BofA Finance Notes and the related Note Guarantees have been delivered in accordance with the applicable underwriting or other distribution agreement against payment therefor; or (y) in the case of BofA Finance Notes represented by a global note, when such BofA Finance Notes and the related Note Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the BofA Finance Indenture and the applicable underwriting or other distribution agreement against payment therefor, then, in each case, such BofA Finance Notes will constitute valid and binding obligations of BofA Finance and the related Note Guarantees will constitute valid and binding obligations of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion

October 1, 2025	2

as to (i) the enforceability of any waiver of rights under any usury or stay law, (ii)(y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (x) any provision of the BofA Finance Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of BAC’s obligation under the related Note Guarantees or (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of such BofA Finance Notes to the extent determined to constitute unearned interest.

3.

When the specific terms of a particular series of BofA Finance Warrants and the related Warrant Guarantees have been duly authorized and established in accordance with the Warrant Agreement; and (x) in the case of BofA Finance Warrants represented by a master global warrant certificate that has been duly authorized, executed and countersigned in accordance with the Warrant Agreement, when (i) such BofA Finance Warrants and the related Warrant Guarantees have been duly issued in accordance with the Warrant Agreement, (ii) the Warrant Agent and/or a duly appointed agent has made, in accordance with the instructions of BofA Finance, the appropriate entries or notations on Schedule 1 to the master global warrant certificate that represents such BofA Finance Warrants identifying such BofA Finance Warrants as warrant obligations thereunder and (iii) such BofA Finance Warrants and the related Warrant Guarantees have been delivered in accordance with the applicable underwriting or other distribution agreement against payment therefor; or (y) in the case of BofA Finance Warrants represented by a global warrant certificate, when such BofA Finance Warrants and the related Warrant Guarantees have been duly authorized, executed, countersigned, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other distribution agreement against payment therefor, then, in each case, such BofA Finance Warrants will constitute valid and binding obligations of BofA Finance and the related Warrant Guarantees will constitute valid and binding obligations of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Warrant Agreement that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of BAC’s obligation under the related Warrant Guarantees.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Program Security, (i)(a) with respect to any BAC Note, pursuant to the authority granted by the board of directors of BAC (or a duly authorized committee thereof) or (b) with respect to any BofA Finance Note, pursuant to the authority granted by the board of managers of BofA Finance (or a duly authorized committee thereof) and the board of directors of BAC (or a duly authorized committee thereof), as the case may be, a duly authorized officer of BAC or BofA Finance, as applicable, shall have duly established the terms of such Program Security and duly authorized the issuance and sale of such Program Security and such authorization shall not have been modified or rescinded; (ii) BAC shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) BofA Finance shall remain validly existing as a limited liability company in good standing under the laws of the State of Delaware; (iv) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (v) the Indentures, the Warrant Agreement, any master global note, any master global warrant certificate and the Program Securities (collectively, the “Documents”) have been duly authorized, executed, authenticated (if applicable) or countersigned (if applicable) and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of BAC or BofA Finance, as applicable); (vi) any master global note, any master

October 1, 2025	3

global warrant certificate and/or the Program Securities will be executed in substantially the form reviewed by us; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Program Security. We have also assumed that the terms of any Program Security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by BAC of any BAC Note or the issuance, execution, delivery and performance by BofA Finance or BAC of any BofA Finance Note, BofA Finance Warrant or any related Guarantee, as applicable, (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon BAC or WFF. We have also assumed that none of the terms of any Program Security to be established subsequent to the date hereof, nor the issuance and delivery of such Program Security, nor the compliance by BAC or BofA Finance, as applicable, with the terms of such Program Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation or BofA Finance, as applicable, or any restriction imposed by any court or other governmental body, agency or official having jurisdiction over BAC or BofA Finance, as applicable.

In connection with our opinions above, we note that, as of the date of this opinion, a judgment for money in an action based on Program Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Program Security is payable into United States dollars will depend upon various factors, including which court renders the judgment. However, if a judgment for money in an action based on the Program Securities were entered by a New York court, such court would enter the judgment in the foreign currency.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that we express no opinion as to (i) any law, rule or regulation that is applicable to BAC or BofA Finance, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

In addition, if a pricing supplement relating to the offer and sale of any particular BAC Note or BAC Notes is prepared and filed by BAC with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special products counsel to BAC, [when the notes offered by this pricing supplement have been executed and issued by BAC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein] [when the notes offered by this pricing supplement have been issued by BAC pursuant to the indenture, the trustee has made, in accordance with the instructions of BAC, the appropriate entries or notations on Schedule 1 to the master global note that represents such notes (the “master note”) identifying such notes as supplemental obligations thereunder, and such notes have been delivered against payment as contemplated herein], such notes will be valid and binding obligations of BAC, enforceable

October 1, 2025	4

in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law[,] [or] (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [or (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest]. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the [notes][master note] and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated October 1, 2025, which has been filed as an exhibit to the Registration Statement on Form S-3 by BAC on October 1, 2025. [This opinion is also subject to the discussion, as stated in such opinion, of the enforcement of notes denominated in a foreign currency.]”

If a pricing supplement relating to the offer and sale of any particular BofA Finance Note or BofA Finance Notes is prepared and filed by BofA Finance and BAC with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special products counsel to BofA Finance and BAC, [when the notes offered by this pricing supplement have been executed and issued by BofA Finance and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein] [when the notes offered by this pricing supplement have been issued by BofA Finance pursuant to the indenture, the trustee has made, in accordance with the instructions of BofA Finance, the appropriate entries or notations on Schedule 1 to the master global note that represents such notes (the “master note”) identifying such notes as supplemental obligations thereunder, and such notes have been delivered against payment as contemplated herein], such notes will be valid and binding obligations of BofA Finance and the related guarantee will constitute a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law[,] [or] (ii)(y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (x) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of BAC’s obligation under the related guarantee [or (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest]. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the [notes][master note] and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated October 1, 2025, which has been filed as an exhibit to the Registration Statement on Form S-3 by BAC on October 1, 2025. [This opinion is also subject to the discussion, as stated in such opinion, of the enforcement of notes denominated in a foreign currency.]”

October 1, 2025	5

If a pricing supplement relating to the offer and sale of any particular BofA Finance Warrant or BofA Finance Warrants is prepared and filed by BofA Finance and BAC with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special products counsel to BofA Finance and BAC, [when the warrants offered by this pricing supplement have been executed and issued by BofA Finance and countersigned by the warrant agent pursuant to the warrant agreement, and delivered against payment as contemplated herein] [when the warrants offered by this pricing supplement have been issued by BofA Finance pursuant to the warrant agreement, the warrant agent has made, in accordance with the instructions of BofA Finance, the appropriate entries or notations on Schedule 1 to the master global warrant certificate that represents such warrants (the “master warrant”) identifying such warrants as warrant obligations thereunder, and such warrants have been delivered against payment as contemplated herein], such warrants will be valid and binding obligations of BofA Finance and the related guarantee will constitute a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i)(y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (x) any provision of the warrant agreement that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of BAC’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the warrant agent’s authorization, execution and delivery of the warrant agreement and the countersignature of the [warrants][master warrant] and the validity, binding nature and enforceability of the warrant agreement with respect to the warrant agent, all as stated in the opinion of Davis Polk & Wardwell LLP dated October 1, 2025, which has been filed as an exhibit to the Registration Statement on Form S-3 by BAC on October 1, 2025. [This opinion is also subject to the discussion, as stated in such opinion, of the enforcement of warrants denominated in a foreign currency.]”

Very truly yours,

/s/ Davis Polk & Wardwell LLP

October 1, 2025	6